UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2009

O’REILLY AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	44-0618012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition

On February 18, 2009, O’Reilly Automotive, Inc. (O’Reilly) issued a press release announcing its 2008 fourth quarter and full year earnings. The text of the press release is attached hereto as Exhibit 99.1.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On February 19, 2009, during an earnings call that was broadcast telephonically and via the internet, the registrant disclosed the following information:

1. The Company began the on-going conversion of CSK Auto Corporation stores into O’Reilly stores (including among other things, inventory, layout and systems) approximately 16 weeks ago. Comparable store sales growth for the 4 stores that have been converted for at least 16 weeks was 14.9% in the sixteenth week.

2. Comparable store sales growth for the 11 stores that have been converted for at least 15 weeks was 17.3% in the fifteenth week.

3. Comparable store sales growth for the 19 stores that have been converted for at least 14 weeks was 16.4% in the fourteenth week.

4. Comparable store sales growth for the 27 stores that have been converted for at least 13 weeks was 12.2% in the thirteenth week.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated February 18, 2009

The information in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2009	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Thomas McFall
Thomas McFall
Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 18, 2009